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                                                                   EXHIBIT 99.1

PRESS RELEASE

For further information, please contact:
Paradigm Genetics, Inc.                         Noonan Russo Presence Euro RSCG
Melissa Matson
Manager, Corporate Communications                                     Amy Garay
919-425-3000                                                       212-845-4200



               PARADIGM GENETICS APPOINTS CHIEF EXECUTIVE OFFICER

--DR. HEINRICH GUGGER BRINGS 20 YEARS OF MANAGEMENT AND SCIENTIFIC EXPERIENCE--


RESEARCH TRIANGLE PARK, NC, JULY 18, 2002 -- Paradigm Genetics, Inc. (Nasdaq:
PDGM) announced today that its Board of Directors has appointed Heinrich Gugger, Ph.D., as President and Chief Executive Officer. Most recently, Dr. Gugger served as President of Syngenta Crop Protection, Inc. John Hamer, Ph.D., former Interim President and CEO of Paradigm, will continue to serve as the company's Chief Scientific Officer.

"This is clearly the next step for Paradigm Genetics - to bring in a seasoned business leader with commercial experience to lead the company," said G. Steven Burrill, Chairman of the Board of Paradigm Genetics. "Heiri has a comprehensive understanding of how to access markets through technological innovation. He will have an immediate, positive impact on our agricultural business and bring a strong focus to our emerging business in human health."

Dr. Gugger, age 51, brings to Paradigm extensive business and scientific industry experience. As Syngenta Crop Protection's first president, he led the merger integration between Novartis Crop Protection and Zeneca Agrochemicals, while simultaneously sustaining an unprecedented innovation drive resulting in new EPA registrations and the launch of 10 new formulation level products in the first nine months of the company's existence. As a member of the Board of the North Carolina Biotechnology Institute and the two Novartis Biotech Research Centers, he participated in building the biotech opportunity for Novartis and North Carolina. Previously, Dr. Gugger held senior level positions with Novartis (formerly Ciba), most notably as Global Head of the Fungicides Business Unit in Agriculture and Global Head of the Electronic Materials Business Unit in the printed wiring board and chip manufacturing industry. Before that, he spent four years in the instrumentation business with Spectra-Physics, Inc. where he gained valuable public company experience. Dr. Gugger holds a Ph.D. in Inorganic and Physical Chemistry from the University of Bern.

"I am very excited to have the opportunity to lead Paradigm Genetics," said Dr. Gugger, PhD. "Paradigm is a world leader in the application of genomics to agriculture and holds exciting potential for the application of metabolomics to human health. Using my industry experience, I


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plan to leverage our scientific expertise and leading technology platforms to build long-term growth for the company. I look forward to working with a strong management team and talented scientists at Paradigm and wish to acknowledge the contribution that John Hamer made as Interim President and CEO."

ABOUT PARADIGM GENETICS

Paradigm Genetics, Inc. (Nasdaq: PDGM), headquartered in Research Triangle Park, NC, is a life sciences company using genomics and metabolomics-based technologies to speed the discovery of products for agriculture and human health. In agriculture, Paradigm has unlocked the potential of functional genomics through its GeneFunction Factory(TM) industrialized platform, which links gene expression profiling, biochemical profiling, and phenotypic profiling to create industry-leading genomic knowledge and intellectual property advantages. Also, Paradigm offers plant breeders genotyping, molecular breeding and genomic services to accelerate product development through its business unit ParaGen. In human health, Paradigm partners with pharmaceutical and other biotechnology companies to transform drug discovery and development by significantly enhancing the study of drug targets, lead compounds, and predictive medicine. The Company's proprietary metabolomics technology platform, MetaVantageTM, elucidates the metabolic profile of a cell, tissue, or fluid, and integrates this information with data from other genomics analyses using its proprietary comprehensive informatics system. For more information, visit www.paradigmgenetics.com.

This press release contains forward-looking statements, including statements regarding Paradigm's ability to develop novel technologies to speed the discovery of products for agriculture and human health; the prospects of Paradigm and its partners to market their technologies and develop products; Paradigm's ability to meet or exceed the expectations of its partners and customers; as well as Paradigm's prospects for growth and innovation. Such forward-looking statements are based on management's current expectations and are subject to a number of risks, factors and uncertainties that may cause actual results, events and performance to differ materially from those referred to in the forward-looking statements. These risks include, but are not limited to, Paradigm's early stage of development, history of net losses, technological and product development uncertainties, reliance on research collaborations, uncertainty of additional funding and ability to protect its patents and proprietary rights. These and other risks are identified in Paradigm's recent reports 10-Q and 10-K filed with the Securities and Exchange Commission.

         MetaVantage(TM) is a U.S. trademark of Paradigm Genetics, Inc.

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